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                                                                      Exhibit A3

                           CERTIFICATE OF CHANGE OF
                         REGISTERED AGENT AND ADDRESS
                                      OF
                              UAM FUNDS, INC. II

The Board of Directors of UAM Funds, Inc. II, a corporation organized in Maryland on January 8, 1998 duly approved a resolution as follows:

   RESOLVED:   that the resident agent and address of the Corporation are hereby changed to:
                  CSC-Lawyers Incorporating Service Company
                  11 East Chase Street
                  Baltimore, MD 21202

I, Norton H. Reamer certify under the penalties of perjury that to the best of my knowledge, information and belief the foregoing resolution is true in all material respects.


                               UAM FUNDS, INC. II



                               By: /s/ Norton H. Reamer
                                   --------------------
                                   Norton H. Reamer
                                   Chairman of the Board and President

Attest:



By: /s/ Michael E. DeFao
    --------------------
    Michael E. DeFao
    Secretary